Exhibit 99.2

1Q26 Earnings Presentation April 27 , 2026 COMMERCIAL BANCGROUP, INC.

Important Notices and Disclaimers

Use of Defined Terms

As used in this presentation, the terms “Company,” “Commercial,” “we,” “our,” and “us” refer to Commercial Bancgroup, Inc., a Tennessee corporation. The term “Bank” refers to Commercial Bank, the Company’s wholly owned bank subsidiary.

Forward-Looking Statements

This presentation contains statements that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. The statements in this presentation that are not purely historical facts, including statements regarding our growth strategy, our strategic focus and vision, and the scalability of our business model, are forward-looking statements. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other variations or comparable terminology and expressions. You should not place undue reliance on these forward-looking statements as actual future results may differ materially from those expressed or implied by any forward-looking statement. These forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements, including but not limited to: (1) business and economic conditions nationally, regionally, and in our target markets, particularly in Kentucky, North Carolina, and Tennessee and the particular geographic areas in which we operate; (2) the level of, or changes in the level of, interest rates and inflation, including the effects thereof on our earnings and financial condition and the market value of our investment securities and loan portfolios; (3) the concentration of our loan portfolio in real estate loans and changes in the prices, values, and sales volumes of commercial and residential real estate; (4) the concentration of our business within our geographic areas of operation in Kentucky, North Carolina, and Tennessee and neighboring markets; (5) credit and lending risks associated with our commercial real estate, commercial, and construction and land development loan portfolios; (6) risks associated with our focus on lending to small and medium-sized businesses; (7) our ability to maintain important deposit customer relationships, maintain our reputation, or otherwise avoid liquidity risks; (8) changes in demand for our products and services; (9) the failure of assumptions and estimates underlying the establishment of allowances for possible credit losses and other asset impairments, valuations of assets and liabilities, and other estimates; (10) the sufficiency of our capital, including sources of such capital and the extent to which capital may be used or required; (11) our inability to maintain a “satisfactory” rating under the Community Reinvestment Act; (12) the risk that our cost of funding could increase in the event we are unable to continue to attract stable, low-cost deposits and reduce our cost of deposits; (13) our inability to raise necessary capital to fund our growth strategy and operations or to meet increased required minimum regulatory capital levels; (14) our ability to execute and prudently manage our growth and execute our business strategy, including expansionary activities; (15) the composition of and changes in our management team and our ability to attract, incentivize, and retain key personnel; (16) the effects of competition from a wide variety of local, regional, national, and other providers of financial, investment, trust, and other wealth management services and insurance services, including the disruptive effects of financial technology and other competitors who are not subject to the same level of supervision and regulation as the Company and the Bank; (17) the deterioration of our asset quality or the value of collateral securing loans; (18) changes in accounting standards; (19) the effectiveness of our risk management framework, including internal controls; (20) severe weather, natural disasters, pandemics, epidemics, acts of war, terrorism, or other external events, such as the transition risk associated with climate change, and other matters beyond our control;

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Important Notices and Disclaimers

(21) changes in technology or products that may be more difficult or costly or less effective than anticipated; (22) the risks of acquisitions and other expansionary activities, including without limitation our ability to identify and consummate transactions with potential future acquisition candidates, the time and costs associated with pursuing such transactions, our ability to successfully integrate operations as part of such transactions, and our ability, and possible failures, to achieve expected gains, revenue growth, expense savings, and/or other synergies from such transactions; (23) our ability to maintain our historical rate of growth; (24) failure to keep pace with technological change or difficulties when implementing new technologies; (25) systems failures or interruptions involving our risk management framework, our information technology and telecommunications systems, or third-party service providers; (26) our ability to identify and address unauthorized data access, cyber-crime, and other threats to data security and customer privacy; (27) our compliance with governmental and regulatory requirements, including the Bank Holding Company Act of 1956, as amended, and other laws relating to banking, consumer protection, securities, and tax matters, and our ability to maintain licenses required in connection with mortgage origination, sale, and servicing operations; (28) compliance with the Bank Secrecy Act of 1970, Office of Foreign Assets Control rules, and anti-money laundering laws and regulations; (29) governmental monetary and fiscal policies; (30) changes in laws, rules, or regulations, or interpretations thereof, or policies relating to financial institutions or accounting, tax, trade, monetary, or fiscal matters; (31) our ability to receive dividends from the Bank and satisfy our obligations as they become due; (32) the institution and outcome of litigation and other legal proceedings against us or to which we become subject; (33) the limited experience of our management team in managing and operating a public company; (34) the incremental costs of operating as a public company; and (35) our ability to meet our obligations as a public company, including our obligations under Section 404 of the Sarbanes-Oxley Act of 2002. Additional factors that could affect forward-looking statements in this presentation can be found in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, with the U.S. Securities and Exchange Commission (the "SEC") and in other documents that we file with the SEC from time to time, which are available on the SEC's website, www.sec.gov.

The Company can provide no assurance that the results contemplated, expressed, or implied by any forward-looking statement will be realized. Our actual future financial results or performance may differ from that currently expected due to additional risks and uncertainties of which we are currently not aware or which we currently do not consider, but in the future may become, material to our business or operating results.

Readers are cautioned to not place undue reliance on any of the forward-looking statements contained in this presentation. The forward-looking statements contained in this presentation speak only as of the date they are made, and the Company undertakes no obligation to review or update any forward-looking statements, whether as a result of new information, changes in assumptions, or otherwise, except as required by law.

Non-GAAP Financial Measures

This presentation contains certain financial measures that are not measures recognized under generally accepted accounting principles in the U.S. ("GAAP") and, therefore, are considered non-GAAP financial measures. The Appendix to this presentation includes reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. We use non-GAAP financial measures, certain of which are included in this presentation, both to explain our operating results to shareholders and the investment community and to evaluate, analyze, and manage our business. We believe that these non-GAAP financial measures provide a better understanding of ongoing operations, enhance the comparability of results across periods, and enable investors to better understand our performance. However, non-GAAP financial measures should not be considered in isolation and should be considered supplemental in nature and not as a substitute for or superior to the most directly comparable or other financial measures calculated in accordance with GAAP. Additionally, the manner in which the non-GAAP financial measures contained in this presentation are calculated may differ from the manner in which measures with similar names are calculated by other companies. You should understand how other companies calculate their financial measures similar to, or with names similar to, the non-GAAP financial measures contained in this presentation when comparing such non-GAAP financial measures.

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4 Important Notices and Disclaimers Industry Information Certain industry and market data and forecasts, and other information, contained in this presentation has been prepared based , i n part, upon data, forecasts, and other information that we obtained from regulatory sources, periodic industry publications, third - party studies and surveys, fil ings of public companies in our industry, internal company surveys, or other independent information publicly available to us. Although we believe such information is rel iable and are not aware of any inaccuracies therein as of the date of this presentation, we have not independently verified this information, and this infor mat ion could prove to be inaccurate or incomplete. Readers are solely responsible for their own assessment of all such information. The delivery of this presentation will not, under any circumstances, create an implication that there has been no change in t he affairs of the Company since the date of this presentation. The Company is not making any representation or warranty, express or implied, as to the accuracy or com ple teness of the information summarized herein or made available in connection with any further investigation of the Company. The Company disclaims any an d a ll liability based on such information or errors therein or omissions therefrom.

Company Overview

Headquarters: Harrogate, TN

Total Assets: $2.3 Billion

Total Loans: $1.9 Billion

Total Deposits: $1.9 Billion

Branches[2]: 34

Financial Highlights

($ in thousands, except per share data) Profitability Metrics	2022	2023	2024	2025	Q126
Net Income	$25,082	$30,693	$31,410	$37,197	$9,534
ROAA	1.45%	1.57%	1.40%	1.61%	1.66%
ROATCE[1]	17.2%	18.5%	16.5%	16.6%	13.8%
Core Net Income[1]	$25,181	$30,968	$33,501	$37,427	$10,004
Core ROAA[1]	1.46%	1.56%	1.51%	1.67%	1.74%
Core ROATCE[1]	17.2%	18.7%	17.6%	16.7%	14.4%
Efficiency Ratio	49.9%	47.4%	48.9%	47.0%	45.5%
Net Interest Margin	3.55%	3.92%	3.75%	3.87%	3.88%
TCE/TA[1]	8.97%	8.08%	9.07%	12.01%	12.18%
NCOs/Average Loans	-0.09%	0.01%	0.01%	0.03%	0.03%
ACL/Gross Loans	0.98%	0.98%	1.01%	0.97%	0.97%
NPAs/Assets	0.33%	0.29%	0.26%	0.28%	0.28%

Per Share Data	2022	2023	2024	2025	Q126
Earnings Per Share	$2.07	$2.51	$2.54	$2.95	$0.70
Core Earnings Per Share[1]	$2.08	$2.54	$2.75	$2.98	$0.73
Book Value Per Share	$13.15	$15.59	$18.18	$20.83	$21.43
Tangible Book Value Per Share[1]	$12.93	$14.43	$17.11	$19.98	$20.60

Franchise Map


Louisville
Lexington
Kentucky
Harrogate
Bristol
Johnson City
Kingsport
Nashville
Winston-Salem
Tennessee
Knoxville
North Carolina
Charlotte
Chattanooga
Headquarters
Current Branch Location
Planned De Novo Branch Location

[1]Non-GAAP financial measure. See Appendix for a reconciliation of non-GAAP financial measures. [2]Includes the banking facility located in our principal executive office.
Note: Q126 percentages are annualized. Source: Company documents and S&P Capital IQ Pro

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6 Investment Merits Competitive Strengths Experienced and invested leadership team with meaningful ownership Successfully completed five whole - bank acquisitions since 2008 with a focus on balance sheet and customer retention Diversified, commercially focused loan portfolio well - positioned in attractive growth markets Strong core deposit base comprised of 46% demand deposits (as of March 31, 2026) with excellent market share throughout nine community markets Top tier financial performer, consistently ranking in the top & upper quartiles compared with peers Proven ability to recruit and retain talented bankers and staff across our markets Scalable, decentralized operating model with local leadership and decision - making authority coupled with strong, centralized risk and credit support Strategic Focus Growth and expansion strategy with a keen focus on strengthening our presence in higher growth markets in Tennessee and North Carolina Emphasize commercial banking with a focus on small & medium - sized businesses and consumers Deliver best - in - class, top tier shareholder returns with a focus on EPS and TBVPS growth consistent with historical performance Execute a capital deployment strategy focused on organic growth, disciplined M&A and de novo expansion Fund asset growth through core deposit generation and strong relationship banking Leverage technology to enhance the customer experience and improve productivity

<7' <7' 7 Driving Shareholder Value is Our Top Priority Tangible Book Value Per Share 1 Core Earnings Per Share 1 Core Efficiency Ratio 1 Core ROATCE 1 Core ROAA 1 Reported PPNI ($M) 1 <7' <7' <7' <7' 2 Combined Annual Growth Rate (CAGR) is from December 31, 2020 to December 31, 2025 for all graphs. (1) Considered non - GAAP financial measure - See "Non - GAAP Financial Measures" and reconciliation of non - GAAP financial measures in Appendix BS0 BS1 BS2 BS3

<7' <7' <7' <7' 8 Consistent Balance Sheet Growth Total Net Loans ($M) Total Assets ($M) Total Equity ($M) Total Deposits ($M) Source: Company documents

Key Markets Overview/Dynamics

Charlotte, NC



- A premier financial and economic hub within the Southeastern U.S. with an estimated population of ~2.9 million
- Home to several major financial institutions and serves as a critical nexus for the energy, healthcare, and logistics sectors
- Dominance in the financial industry and innovation ecosystem create an unparalleled opportunity for long-term growth

Nashville, TN



- One of the most rapidly expanding metropolitan regions within the U.S. with an estimated population of ~2.2 million
- Widely acclaimed for its vibrant cultural scene, dynamic labor market, and relative affordability
- Nashville serves as home to several Fortune 500 and industry-leading corporations led by the healthcare industry

Knoxville, TN



- Dynamic and expanding economic center in East Tennessee with an estimated population of ~1 million
- The Knoxville MSA hosts key industries, including advanced manufacturing, energy production, and logistics
- Home to the University of Tennessee and Oak Ridge National Laboratory

Tri-Cities, TN[1]



- A dynamic and expanding economic hub in Northeast Tennessee and Southwest Virginia with an estimated population of ~0.5 million
- Diversified economic base, anchored by critical sectors such as healthcare, manufacturing, logistics, and tourism
- Location at the intersection of major interstate highways enhances its appeal as a logistics and distribution center

Community Markets



- Our community markets tend to offer primarily retail and small business customer opportunities and more limited competition
- This leads to an attractive profitability profile and smaller ticket, more granular loan and deposit portfolios
- These markets have been deemphasized by national and regional banks which allows for continued growth

[1]Source: Demographic data provided by S&P Capital IQ Pro and sourced from Claritas based on U.S. Census data
Tri-Cities, TN includes Kingsport, Bristol, and Johnson City, TN

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<7' 7&(5DWLR &(7 5DWLR 7RWDO5LVN EDVHG&DSLWDO 10 Consolidated Capital Ratios Capital Ratios (%) Capital Position Simple Capital Structure <7' &RPPRQ(TXLW\7LHU 7UXVW3UHIHUUHG 7LHU $&/ 1 Non - GAAP financial measure. See Appendix for a reconciliation of Non - GAAP financial measures. Source: Company documents ■ The Company repaid its $20.3M note payable to Community Trust Bank, Inc. on October 7, 2025. Interest payments were based on a variable rate per annum equal to the prime rate as reported in The Wall Street Journal, adjusted daily. The loan was utilized to finance merger transactions and support Bank level capital ■ The Company redeemed $6.2M of Trust Preferred Securities on January 7, 2026 that paid interest and dividends quarterly at a rate of Secured Overnight Financing Rate (“SOFR”) plus 2.4% 1 CRE and Construction Concentrations (Bank Level)

11 24% 25% 22% 20% 24% 23% 23% 25% 25% 19% 14% 14% 5% 5% 4% 9% 10% 9% 16% 16% 12% 10% 11% 11% 21% 19% 18% 20% 22% 21% 12% 10% 18% 22% 20% 23% 1,449 1,421 1,820 1,939 1,816 1,892 $0 $500 $1,000 $1,500 $2,000 $2,500 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 2021 2022 2023 2024 2025 YTD Deposits Demand deposits Interest-bearing Demand Money Market Savings Time Deposits Brokered Total Valuable Deposit Franchise 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Cost of Deposits Interest-bearing DDAs Savings & MMDA Certificates of deposit Total deposits

'XHLQ2QH <HDURU/HVV 'XHDIWHU2QH <HDU7KURXJK)LYH <HDUV 'XHDIWHU)LYH <HDUV <7' & , 2ZQHU2FFXSLHG&5( 1RQ RZQHU2FFXSLHG&5( )L[HG5DWH $GMXVWDEOH 5DWH 12 Loan Portfolio Detail Loan Maturity Schedule as of March 31, 2026 Commercial Loan Growth ($M) Fixed vs. Adjustable - Rate Loans As of March 31, 2026 Loan Portfolio Highlights ■ Diversified portfolio with an emphasis on commercial and business clients with sufficient debt service ratios, guarantor liquidity, and multiple forms of collateral ■ Substantial repeat business with very little turnover ■ All lending relationships over $2.5M in exposure get an expansive annual credit review ■ Every commercial loan has a 10% deposit requirement, typically the primary operating account ■ C&D portfolio largely domiciled in major metro markets. All transactions greater than $2.5M require multiple site visits. ■ Single family mortgage loans are retained on the balance sheet Source: Company documents BS0 BS1

13 Loan Portfolio Detail (cont’d) C&I and Owner - occupied CRE by Industry ($M) As of March 31, 2026BS0BS1BS2BS3 BS4

4 <7' 14 Asset Quality Loan Loss Reserve / NPAs (%) Criticized and Classified Loans / Loans (%) Net Charge - offs (Recoveries) / Average Loans (%) NPAs and 90 Days Past Due / Assets (%) <7' <7' Dollar figures are in thousands ($000) Source: Company documents

15 Investment Highlights 1 Investment Highlights History of robust organic growth and proven top tier financial performance Experienced management team with vested ownership Best - in - class shareholder returns with a focus on EPS and TBVPS growth Balanced franchise with a combination of high growth Southeastern metro markets and stable, deposit rich community markets Diversified, commercially focused loan portfolio with conservative credit culture and an emphasis on true relationship banking Scalable, decentralized business model supported by centralized underwriting, credit administration and technology

Appendix

Non-GAAP Reconciliations (unaudited)

(dollars in thousands, except per share data)	As of and for the Three Months Ended					As of and for the Twelve Months Ended	
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2025	December 31, 2024
Pre-Tax Pre-Provision Net Net Income:							
Pre-tax income	$ 11,860	$ 12,391	$ 12,296	$ 11,528	$ 11,202	$ 47,417	$ 40,572
Add: provision for loan and lease losses	122	463	-	-	-	463	1,829
Pre-tax pre-provision net income	$ 11,982	$ 12,854	$ 12,296	$ 11,528	$ 11,202	$ 47,880	$ 42,401
Tangible Common Equity:							
Shareholders' equity	$ 293,518	$ 285,344	$ 245,153	$ 235,268	$ 226,179	285,344	220,256
Less: non controlling interest					-		-
Less: goodwill	8,511	8,511	8,511	8,511	8,511	8,511	8,514
Less: core deposit intangible (net of tax benefit)	2,875	3,164	3,448	3,744	4,035	3,164	4,331
Tangible common equity	$ 282,132	$ 273,669	$ 233,194	$ 223,013	$ 213,633	$ 273,669	$ 207,411
Pre-Tax Pre-Provision Return on Average Assets:							
Total average assets	$ 2,296,115	$ 2,249,282	$ 2,170,869	$ 2,248,134	$ 2,289,582	$ 2,239,468	$ 2,217,423
Pre-tax pre-provision net income	11,982	12,854	12,296	11,528	11,202	47,880	42,401
Pre-tax pre-provision return on average assets	2.09%	2.29%	2.27%	2.05%	1.96%	2.14%	1.91%
Return on Average Tangible Common Equity:							
Total average shareholders' equity	288,485	$ 259,784	$ 239,473	$ 227,883	$ 219,940	$ 236,770	$ 206,622
Less: average intangible assets (net of tax benefit)	11,386	11,767	11,980	11,997	12,310	$ 12,014	13,497
Less: average non controlling interest	-	-	-	-	-	-	2,701
Average tangible equity	277,099	248,017	227,493	215,886	207,630	224,757	190,424
Net income to shareholders	9,534	10,167	9,467	8,870	8,692	37,196	31,410
Return on average tangible equity	13.76%	16.40%	16.65%	16.43%	16.75%	16.55%	16.49%
Tangible Book Value per Common Share:							
Tangible common equity	$ 282,132	$ 273,669	$ 233,194	$ 223,013	$ 213,633	$ 273,669	$ 207,411
Shares of common stock outstanding	13,697,987	13,697,987	12,239,644	12,239,644	12,239,644	13,697,987	12,113,114
Tangible book value per share, reported	$ 20.60	$ 19.98	$ 19.05	$ 18.22	$ 17.45	$ 19.98	$ 17.12

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(dollars in thousands, except per share data)	As of and for the Three Months Ended March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	As of and for the Twelve Months Ended December 31, 2025	December 31, 2024
Tangible Common Equity to Tangible Assets:							
Tangible common equity	$ 282,132	$ 273,669	$ 233,194	$ 223,013	$ 213,633	$ 273,669	$ 207,411
Total assets	2,328,789	2,291,455	2,214,408	2,262,511	2,266,878	2,291,455	2,301,211
Less: intangible assets	12,392	12,767	13,149	13,546	13,938	12,767	14,339
Tangible assets	2,316,397	2,278,688	2,201,258	2,248,965	2,252,940	2,278,688	2,286,872
Tangible common equity to tangible assets	12.18%	12.01%	10.59%	9.92%	9.48%	12.01%	9.07%
Core Deposits:							
Total Deposits	$ 1,892,217	$ 1,815,734	$ 1,780,634	$ 1,851,248	$ 1,902,206	$ 1,815,734	1,938,597
Less: Time deposits equal to or greater than $250,000	116,966	102,294	100,743	97,209	97,537	102,294	94,567
Less: Brokered deposits	41,533	47,970	47,970	125,223	145,375	47,970	174,918
Core deposits	$ 1,733,718	$ 1,665,470	$ 1,631,921	$ 1,628,816	$ 1,659,294	$ 1,665,470	$ 1,669,112
Core Net Income:							
Net income	$ 9,534	$ 10,167	$ 9,467	$ 8,870	$ 8,692	$ 37,196	31,410
Add: Non-recurring Expense	603	-	-	302	7	309	2,788
Less: tax effect	(133)	-	-	(76)	(2)	(78)	(697)
Core net income	$ 10,004	$ 10,167	$ 9,467	$ 9,096	$ 8,697	$ 37,427	33,501
Core Earnings per Share:							
Core net income	$ 10,004	$ 10,167	$ 9,467	$ 9,096	$ 8,697	$ 37,427	$ 33,501
Average shares outstanding	13,746,198	13,704,030	12,240,568	12,239,644	12,137,013	12,580,314	12,187,788
Core earnings per share	$ 0.73	$ 0.74	$ 0.77	$ 0.74	$ 0.72	$ 2.98	$ 2.75
Core Return on Average Assets:							
Core net income	$ 10,004	$ 10,167	$ 9,467	$ 9,096	$ 8,697	$ 37,427	$ 33,501
Average assets	2,296,115	2,249,282	2,170,869	2,248,134	2,289,582	2,239,468	2,217,423
Core return on average assets	1.74%	1.81%	1.74%	1.62%	1.52%	1.67%	1.51%
Core Return on Average Tangible Common Equity:							
Average tangible common equity	$ 277,099	$ 248,017	$ 227,493	$ 215,886	$ 207,630	$ 224,757	$ 190,424
Core net income	10,004	10,167	9,467	9,096	8,697	37,427	33,501
Core return on average tangible common equity	14.44%	16.40%	16.65%	16.85%	16.75%	16.65%	17.59%
Core Efficiency Ratio:							
Add: net interest income	$ 20,478	$ 20,810	$ 20,222	$ 20,059	$ 19,340	$ 80,431	$ 77,584
Add: non interest income	2,591	2,667	2,626	2,194	2,443	9,930	10,878
Operating revenue	$ 23,069	$ 23,477	$ 22,848	$ 22,253	$ 21,783	$ 90,361	88,462
Total noninterest expenses	11,087	10,623	10,552	10,725	10,581	42,481	46,061
Less: non-recurring expenses	603	-	-	302	7	309	2,788
Core noninterest expenses	10,484	10,623	10,552	10,423	10,574	42,172	43,273
Core efficiency ratio	45.45%	45.25%	46.18%	46.84%	48.54%	46.67%	48.92%

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